Exhibit 10.26

AMENDMENT #1
to the
ASIAN BUSINESS DEVELOPMENT/COLLABORATION AGREEMENT

THIS AMENDMENT No. 1(“the Amendment”) to the ASIAN BUSINESS DEVELOPMENT/COLLABORATION AGREEMENT entered into between Energy Focus Inc. a Delaware Corporation (OTC: EFOI) (the “Company”), and Communal International Ltd. (“Communal”), on February 27, 2012 (this “Agreement”) is effective as of January 1, 2013.    The Company and Communal may be referred to hereinafter as a “Party”, or collectively, as the “Parties”.

WHEREAS, the Company and Communal desire to amend and modify the Agreement as follows:

1.	Section 1 entitled “Scope of Services”.

Section 1 is deleted in its entirety and the following is inserted in its place:

1.	Services. During the respective terms set forth below, Communal shall provide to the Company the following Services (the “Services”):

A.
Sales Representation:  Commencing on January 16, 2012 and continuing for a period of seventy-two (72) months, Communal will act as the exclusive agent for sales, marketing and distribution of  the Company’s products in the Territory pursuant to the Company’s standard distributor agreement which shall be negotiated, executed and delivered pursuant to Section 5 hereof (the “Distribution Agreement”).

B.	Consulting Services: Commencing on January 16, 2012 and continuing for a period of forty-eight (48) months, Communal will provide the following services:

(i)   Introduce the Company to new potential investors, vendors, customers and other constituents in the Territory;

(ii)  Assist in reducing the cost of manufacturing the Company’s goods and products;

(iii)  Assist in providing a reduction in the price and improving the quality of raw materials, components, sub-assemblies, manufactured products and other items necessary for the development, manufacture and sale of existing and new products;

(iv)  Introduce the Company to new markets, distributors, marketers, supply chain, shipping, transportation and logistics facilities in the Territory;

(v)  Assist in the development of a marketing, sales and distribution operation in the Territory; and

(vi)  Provide management consulting to improve business performance.

2.	Section 2 entitled “Compensation”.

Section 2 entitled “Compensation” is amended to create new Section 2 A and 2 B:

A. Compensation payable in 2012. (The balance of the Section remains the same.)

The following will be will be inserted as a new Section 2 B:

B.  Compensation payable in 2013: The Company will pay Four Hundred and Twenty Five Thousand Dollars ($425,000) to Communal in quarterly installments due and payable on or before the last day of each quarter, provided, however, that the total amount is paid in full on or before December 31, 2013.

3.	Section 3 entitled “Territory”.

Section 3 will be deleted in its entirety and replaced with the following:

The Territory shall be (with the exception of products sold by the Company’s Crescent Lighting Ltd. subsidiary and its agents and any existing Company customers) the following countries: Japan, Taiwan, China, Thailand, Singapore, Vietnam, South Korea and Australia.  As of January 1, 2013, the following countries shall be added to the Territory: Vietnam, Brazil, India, Malaysia, Indonesia, and the Philippines.

4.	Section 8 entitled “Survival”.

Section 8 will be deleted in its entirety and replaced with the following:

Section 8:  All representations, warranties, and covenants made by the Parties hereto shall be considered to have been relied upon by the parties hereto and shall survive the execution, performance and delivery of this Agreement.

This agreement may be terminated by either party, with or without cause, upon 30 days written notice after December 31, 2013.

5.
Miscellaneous.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Asian Business Development/Collaboration Agreement to be duly executed as of the date first above written.

[SIGNATURES ON PAGE 4]

Executed as of the day and date set forth above at Solon, Ohio.

Communal International Ltd.		Energy Focus, Inc

By:	/s/ James Tu	By:	/s/ Joseph G. Kaveski
Name:	James Tu	Name:	Joseph G. Kaveski
Title:	Managing Partner	Title:	Chief Executive Officer
Date:	March 26, 2013	Date:	March 26, 2013